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                                                          Exhibit g.3

                                  ARMADA FUNDS

This Exhibit A, dated June 16, 2000, is that certain Exhibit A to a Custodian Services Agreement dated as of November 7, 1994 between the udersigned parties. This Exhibit A supersedes all previous forms of Exhibit A.

                                Money Market Fund
                          Government Money Market Fund
                           Treasury Money Market Fund
                          Tax Exempt Money Market Fund
                               Equity Growth Fund
                             Intermediate Bond Fund
                           Ohio Tax Exempt Bond Fund
                         National Tax Exempt Bond Fund
                               Equity Income Fund
                              Small Cap Value Fund
                              Large Cap Ultra Fund
                              Mid Cap Growth Fund
                           Limited Maturity Bond Fund
                          Total Return Advantage Fund
                   Pennsylvania Tax Exempt Money Market Fund
                                    Bond Fund
                                   GNMA Fund
                          U.S. Government Income Fund
                        Pennsylvania Municipal Bond Fund
                           International Equity Fund
                                Core Equity Fund
                             Small Cap Growth Fund
                               Equity Index Fund
                            Tax Managed Equity Fund
                            Balanced Allocation Fund
                        Ohio Municipal Money Market Fund
                          Michigan Municipal Bond Fund
                        Treasury Plus Money Market Fund

NATIONAL CITY BANK

By:  signature illegible
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Title: SVP & CFO
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ARMADA FUNDS

By:  Herbert R. Martens
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Title: President
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